[FORM OF PERMANENT GLOBAL SENIOR NOTE]

  [If the Permanent Global Note is to be deposited with a Common Depositary, insert - ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS,
INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE.

     NEITHER THIS PERMANENT GLOBAL NOTE NOR ANY PORTION HEREOF MAY IN CONNECTION WITH ITS ORIGINAL ISSUANCE BE OFFERED FOR SALE OR RESALE, SOLD OR RESOLD, OR DELIVERED, DIRECTLY OR INDIRECTLY, IN THE UNITED
STATES OR ITS POSSESSIONS, OR TO A UNITED STATES PERSON, UNLESS SUCH UNITED STATES PERSON IS A FINANCIAL INSTITUTION AS DEFINED IN SECTION 1.165-12(C)(1)(V) OF THE UNITED STATES TREASURY REGULATIONS PURCHASING FOR
ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A CUSTOMER, WHICH FINANCIAL INSTITUTION, AS A CONDITION OF THE PURCHASE, AGREES TO PROVIDE ON ISSUANCE THE CERTIFICATE REQUIRED UNDER SECTION 1.163-5(C)(2)(i)(D)(3) OF THE
UNITED STATES TREASURY REGULATIONS. "UNITED STATES PERSON" MEANS ANY CITIZEN OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED
STATES AND ANY ESTATE OR TRUST THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE.]

 [Insert any other legend required by the Internal Revenue Code and the Regulations thereunder]

         [If the Permanent Global Note is to be deposited with a Common Depositary, insert - THIS NOTE IS A PERMANENT GLOBAL NOTE, WITHOUT COUPONS, EXCHANGEABLE FOR ONE OR MORE DEFINITIVE REGISTERED NOTES OF THIS
SERIES, WITHOUT COUPONS, FOR DEFINITIVE BEARER NOTES OF THIS SERIES, WITH INTEREST COUPONS ATTACHED, OR FOR A COMBINATION THEREOF, AT THE PRINCIPAL OFFICE OF THE [TRUSTEE] [SECURITY REGISTRAR] (EACH AS DEFINED HEREIN)
IN [LONDON], ON OR AFTER __ DAYS FROM THE DATE OF ORIGINAL ISSUANCE HEREOF UPON PRESENTATION OF THE CERTIFICATION SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). THE RIGHTS ATTACHING TO THIS PERMANENT GLOBAL
NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR A PERMANENT GLOBAL NOTE OF THIS SERIES OR FOR DEFINITIVE REGISTERED NOTES OF THIS SERIES OR DEFINITIVE BEARER NOTES OF THIS SERIES ARE AS SPECIFIED
HEREIN AND IN THE INDENTURE.]

         [If the Permanent Global Note is to be deposited with a U.S. Depositary, insert - THIS NOTE IS A PERMANENT GLOBAL NOTE, WITHOUT COUPONS, EXCHANGEABLE FOR ONE OR MORE DEFINITIVE REGISTERED NOTES OF THIS
SERIES, WITHOUT COUPONS, AT THE PRINCIPAL OFFICE OF THE [TRUSTEE] [SECURITY REGISTRAR] IN [NEW YORK] ONLY UNDER THE CIRCUMSTANCES DESCRIBED HEREIN.
THE RIGHTS ATTACHING TO THIS PERMANENT GLOBAL NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE REGISTERED NOTES OF THIS SERIES ARE AS SPECIFIED HEREIN AND IN THE INDENTURE. THIS PERMANENT GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE U.S. DEPOSITARY TO A NOMINEE OF THE U.S. DEPOSITARY OR BY A NOMINEE OF THE U.S. DEPOSITARY TO THE U.S. DEPOSITARY OR ANOTHER NOMINEE OF THE U.S. DEPOSITARY. IN ADDITION, THE U.S. DEPOSITARY MAY NOT SELL, ASSIGN,TRANSFER OR OTHERWISE CONVEY ANY BENEFICIAL INTEREST IN THIS PERMANENT GLOBAL NOTE UNLESS SUCH BENEFICIAL INTEREST IS IN AN AMOUNT EQUAL TO AN AUTHORIZED DENOMINATION FOR SECURITIES OF SUCH SERIES, AND THE U.S. DEPOSITORY BY, ACCEPTING THIS PERMANENT GLOBAL NOTE, AGREES TO BE BOUND BY THE PROVISIONS HEREOF.]

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEFINITIVE REGISTERED NOTES OF THIS SERIES OR DEFINITIVE BEARER NOTES OF THIS SERIES, THIS PERMANENT GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A
WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR
BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A
NOMINEE OF SUCH SUCCESSOR DEPOSITARY. NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS PERMANENT GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.


          [BEARER]                                             [BEARER]
          [REGISTERED]                                        [REGISTERED]

          NUMBER ____________                                  $ _________

THIS NOTE IS NOT A SAVINGS ACCOUNT
OR A DEPOSIT, IS NOT AN OBLIGATION
OF OR GUARANTEED BY ANY BANKING OR
NONBANKING AFFILIATE OF THE COMPANY AND
IS NOT INSURED BY THE FEDERAL DEPOSIT
INSURANCE CORPORATION OR ANY OTHER
GOVERNMENT AGENCY.                          SEE REVERSE FOR CERTAIN DEFINITIONS
                                                      AND ADDITIONAL PROVISIONS




                               NATIONSBANK CORPORATION

                                PERMANENT GLOBAL NOTE

               [If the Permanent Global Note is to be deposited with a Common Depositary, insert - NATIONSBANK CORPORATION, a corporation duly organized and existing under the laws of the State of North Carolina (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to the bearer, upon presentation and surrender of this Permanent Global Note, the principal amount1 specified in
          Schedule A hereto on           ,2 and to pay interest on said
          principal sum, semi-annually3 in arrears on            and
             of each year, at the rate of   % per annum4 from the date
          hereof, commencing with the first interest payment date next succeeding the date hereof, and on the maturity date; provided, however, that if the date hereof occurs between a date that is 15 days prior to the next succeeding interest payment date and such interest payment date, interest payments will commence on the second interest payment date succeeding the date hereof to the bearer of this Note on such second interest payment date. Interest on this Note will accrue from the most recent interest payment date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from

[zz]



               1    This  form  provides  for  Notes  denominated  in,  and
          principal and interest payable in, United States dollars. The form, as used, may be modified to provide, alternatively, for Notes denominated in, and principal and interest and other amounts, if any, payable in a foreign currency or currency unit, with the specific terms and provisions, including any limitations on the issuance of Notes in such currency, additional provisions regarding paying and other agents and additional provisions regarding the calculation and payment of such currency, set forth therein.

               2 This form provides for Notes that will mature only on a specified date. If the maturity of Notes of a series may be renewed at the option of the holder, or extended at the option of the Company, the form, as used, will be modified to provide for additional terms relating to such renewal or extension, as the case may be, including the period or periods for which the maturity may be renewed or extended, as the case may be, changes in the interest rate, if any, and requirements for notice.

               3   This  form provides  for semi-annual  interest payments.
          The form, as used, may be modified to provide, alternatively, for annual, quarterly or other periodic interest payments.

               4 This form provides for interest at a fixed rate. The form, as used, may be modified to provide, alternatively, for interest at a variable rate or rates, with the method of determining such rate set forth therein.

                                          3





          the date hereof, until payment of the principal amount hereof has been made or duly provided for.]

               [If the Permanent Global Note is to be deposited with a U.S. Depositary, insert -NATIONSBANK CORPORATION, a corporation duly organized and existing under the laws of the State of North Carolina (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of
          _______________ Dollars on ____________ , and to pay interest on said principal sum, semi-annually in arrears on ___________ and __________ of each year, at the rate of ___% per annum, from the
          ____ or _____, as the case may be, next preceding the date of this Permanent Global Note to which interest has been paid, unless the date hereof is a date to which interest has been paid on the Permanent Global Notes, in which case from _____, until payment of such principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after a record date for the Notes (which shall be the close of business on the [last] [fifteenth] day of the calendar month next preceding an interest payment date) and before the next succeeding interest payment date, this Note shall bear interest from such interest payment date; provided, however, that if the Company shall default in the payment of interest due on such interest payment date, then this Note shall bear interest from the next preceding interest payment date to which interest has been paid, or, if no interest has been paid on the Notes, from _____. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in such Indenture, be paid to the person in whose name this Permanent Global Note (or one or more predecessor Notes) is registered at the close of business on the record date for such interest payment date. Any such interest not so punctually paid or duly provided for shall be payable as provided in the Indenture.]

               [If the Permanent Global Note is to be deposited with a Common Depositary, insert - This Permanent Global Note shall be exchanged in whole or from time to time in part for (i) definitive Notes of this series in bearer form ("Bearer Notes"), with interest coupons attached, (ii) definitive Notes of this series in registered form ("Registered Notes"), without interest coupons, or (iii) a combination of the foregoing, provided that the interest in this Permanent Global Note being exchanged for such Bearer Notes has not been acquired from or otherwise beneficially owned by a United States person, and provided further that the Permanent Global Note or the definitive Notes so issued in exchange for this Permanent Global Note shall be in authorized denominations and be of like tenor and of an equal aggregate principal amount as the portion of this Permanent Global Note to be exchanged, and provided further that, unless the Company agrees otherwise, definitive Bearer Notes of this

                                          4





          series or definitive Registered Notes of this series will be issued in exchange for this Permanent Global Note, or any portion hereof, only if prior to the issuance of this Permanent Global Note, such definitive Bearer Notes or definitive Registered Notes were requested by written notice to the [London] office of the Security Registrar and the [London] office of a common depositary (the "Common Depositary"), by or on behalf of a person who is a beneficial owner of an interest herein, given through Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear"), or Centrale de Livraison de Valeurs Mobilieres, S.A. ("CEDEL S.A.").]

               [If the Permanent Global Note is to be deposited with a U.S. Depositary, insert - This Permanent Global Note is exchangeable in whole or from time to time in part for definitive Registered Notes of this series only as provided in this paragraph. If (x) the U.S. Depositary with respect to the Notes of this series (the "U.S. Depositary") notifies the Company that it is unwilling or unable to continue as U.S. Depositary for this Permanent Global Note or if at any time the U.S. Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company executes and delivers to the Trustee a Company Order providing that this Permanent Global Note shall be so exchangeable or (z) there shall have happened and be continuing an Event of Default or any event which, after notice or lapse of time, or both, would become an Event of Default with respect to the Notes of the series of which this Permanent Global
          Note is a part, this Permanent Global Note or any portion hereof shall, in the case of clause (x) above, be exchanged for definitive Notes of this series in registered form ("Registered Notes"), without coupons, and in the case of clauses (y) and (z) above, be exchangeable for definitive Registered Notes of this series, provided that the definitive Registered Notes so issued in exchange for this Permanent Global Note shall be in authorized denominations and be of like tenor and of an equal aggregate principal amount as the portion of the Permanent Global Note to be exchanged, and provided further that, in the case of clauses
          (y) and (z) above, definitive Registered Notes of this series will be issued in exchange for this Permanent Global Note, or any portion hereof, only if such definitive Registered Notes were requested by written notice to the [Trustee] [Security Registrar] by or on behalf of a person who is a beneficial owner of an interest hereof given through the holder hereof. Any definitive Registered Notes of this series issued in exchange for this Permanent Global Note, or any portion hereof, shall be registered in the name or names of such person or persons as the holder hereof shall instruct the [Trustee] [Security Registrar]. Except as provided above, owners of beneficial interests in this Permanent Global Note will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the holders thereof for any purpose under the Indenture.]



                                          5





               [If the Permanent Global Note is to be deposited with a Common Depositary, insert - Any exchange of this Permanent Global Note or portion hereof, whether for one or more definitive Registered Notes of this series or one or more definitive Bearer Notes of this series, will be made at the [London] office of the Security Registrar, upon request and by or on behalf of the person who is the beneficial owner of an interest herein given through Euroclear or CEDEL. Upon exchange of any portion of this Permanent Global Note for one or more definitive Registered Notes of this series or one or more definitive Bearer Notes of this series, or both, the Security Registrar shall endorse Schedule A of this Permanent Global Note to reflect the reduction of the principal amount represented hereby by an amount equal to the aggregate principal amount of the definitive Registered Notes of this series or Bearer Notes of this series so issued in exchange, or both, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and noted. Except as otherwise provided herein or in the Indenture, until exchanged in full for one or more definitive Registered Notes of this series or one or more definitive Bearer Notes of this series, or both, this Permanent Global Note shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as duly authenticated and delivered definitive Registered Note of this series or definitive Bearer Note of this series.]

               [If the Permanent Global Note is to be deposited with a U.S. Depositary, insert - Any exchange of this Permanent Global Note or portion hereof for one or more definitive Registered Notes of this series will be made at the [New York] office of the [Trustee] [Security Registrar]. Upon exchange of any portion of this Permanent Global Note for one or more definitive Registered Notes of this series, the [Trustee] [Security Registrar] shall endorse Schedule A of this Permanent Global Note to reflect the reduction of the principal amount represented hereby by an amount equal to the aggregate principal amount of the definitive Registered Notes of this series so issued in exchange, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and noted. Except as otherwise provided herein or in the Indenture, until exchanged in full for one or more definitive Registered Notes of this series, this Permanent Global Note shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as a duly authenticated and delivered Registered Notes of this series.]

               [If the Permanent Global Note is to be deposited with a Common Depositary, insert - Except as provided in the next paragraph, neither the holder of this Permanent Global Note nor any beneficial owner of any portion of this Permanent Global Note shall be entitled to receive payment of accrued interest hereon until this Permanent Global Note or the relevant portion hereof has been exchanged for one or more definitive Registered Notes of this series or one or more definitive Bearer Notes of this series

                                          6





          or a combination thereof, as provided herein and in the Indenture.]

               [If the Permanent Global Note is to be deposited with a Common Depositary, insert - The principal and any interest in respect of any portion of this Permanent Global Note payable in respect of an interest payment date or at the stated maturity thereof, in each case occurring prior to the exchange of such portion for a definitive Registered Note or Notes of this series or a definitive Bearer Note or Notes of this series, as the case may be, will be paid to each of Euroclear and CEDEL S.A. with respect to the portion of this Permanent Global Note held for its account. Each of Euroclear and CEDEL S.A. will undertake in such circumstances to credit any such principal and interest received by it in respect of this Permanent Global Note to the respective accounts of the persons who are the beneficial owners of such interests on such interest payment date or at stated maturity.
          If a definitive Registered Note of this series is issued in exchange for any portion of this Permanent Global Note after the close of business at the office or agency where such exchange occurs on (i) any regular record date and before the opening of business at such office or agency on the relevant interest payment date, or (ii) any special record date and before the opening of business at such office or agency on the related proposed date for payment of defaulted interest, interest or defaulted interest, as the case may be, will not be payable on such interest payment date or proposed date for payment, as the case may be, in respect of such Registered Note, but will be payable on such interest payment date or proposed date for payment, as the case may be, only to Euroclear and CEDEL S.A., and Euroclear and CEDEL S.A. will undertake in such circumstances to credit such interest to the account of the person who was the beneficial owner of such portion of this Permanent Global Note on such regular record date or special record date, as the case may be.]

               [If the Permanent Global Note is to be deposited with a U.S. Depositary, insert - Except as provided in the next paragraph, neither the holder of this Permanent Global Note nor any beneficial owner of any portion of this Permanent Global Note shall be entitled to receive payment of accrued interest hereon until this Permanent Global Note or the relevant portion hereof has been exchanged for one or more definitive Registered Notes of this series, as provided herein and in the Indenture.]

               [If the Permanent Global Note is to be deposited with a U.S. Depositary, insert - The principal and interest in respect of any portion of this Permanent Global Note payable in respect of an interest payment date or at the stated maturity thereof, in each case occurring prior to the exchange of such portion for a definitive Registered Notes or Notes of this series, will be paid, as provided herein, to the holder hereof which will undertake in such circumstances to credit any such principal and

                                          7





          interest received by it in respect of this Permanent Global Note to the respective accounts of the Persons who are the beneficial owners of such interests on such interest payment date or at stated maturity. If a definitive Registered Note of this series is issued in exchange for any portion of this Permanent Global Note after the close of business at the office or agency where such exchange occurs on (i) any regular record date and before the opening of business at such office or agency on the relevant interest payment date, or (ii) any special record date and before the opening of business at such office or agency on the related proposed date for payment of defaulted interest, interest or defaulted interest, as the case may be, will not be payable on such interest payment date or proposed date for payment, as the case may be, in respect of such Registered Note, but will be payable on such interest payment date or proposed date for payment, as the case may be, only to the holder hereof, and the holder hereof will undertake in such circumstances to credit such interest to the account of the person who was the beneficial owner of such portion of this Permanent Global Note on such regular record date or special record date, as the case may be.]

               [If the Permanent Global Note is to be deposited with a Common Depositary, insert - The principal of and interest on this Permanent Global Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any paying agent, at the [main] offices of
           (the "Paying Agent") in           ,           in           ,
               in           ,         in         and         in         ,
          or at such other office or agencies outside the United States of America (including the States and the District of Columbia) and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands) (the "United States") as the Company may designate, by check drawn on a bank in _________________ or wire transfer to an account maintained by the payee with a bank located outside the United States (so long as the Paying Agent has received proper transfer instructions in writing); provided, however, that payment of principal of and interest on this Permanent Global Note (including any additional amounts which may be payable as provided below) shall be made at the office of the Company's paying agent in [the Borough of Manhattan, The City of New York] if (but only if) payment in United States dollars of the full amount of such principal, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with the Indenture is illegal or effectively precluded by exchange controls or other similar restrictions. Interest on this Permanent Global Note due on or before maturity shall be payable only upon presentation at such an office or agency of this Permanent Global Note.]

                                          8





               [If the Permanent Global Note is to be deposited with a U.S. Depositary, insert - The principal of and interest on this Permanent Global Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Company in _____ or such other places that the Company shall designate as provided in the Indenture; provided, however, that interest may be paid, at the option of the Company, by check mailed the addresses of the persons entitled thereto as such addresses shall appear in the Security Register of the Company relating to the Notes.]

               [If the Permanent Global Note is to be deposited with a Common Depositary, insert - The Company will pay to any holder of any Note of this series or any related coupon who is a United States Alien (as defined below) such additional amounts as may be necessary in order that every net payment of the principal of and interest on such Note, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed by the United States (as defined herein) or any political subdivision or taxing authority thereof or therein upon or as a result of such payment, will not be less than the amount provided for in such Note or in such coupon to be then due and payable; provided, however, that the Company shall not be required to make any payment of additional amounts for or on account of:

                    (a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or
               (ii) the presentation by the holder of such Note or coupon, if any, for payment on a date more than __ days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

                    (b) any estate, inheritance, gift, sales, transfer, personal property tax or similar tax, assessment or other governmental charge;

                    (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company with respect to the United States or as a

                                          9





               corporation which accumulates earnings to avoid United States federal income tax;

                    (d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of principal of or interest on such Note;

                    (e) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on the Notes, if such payment can be made without such withholding by any of the other paying agents in Western Europe;

                    (f) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the holder or beneficial owner of such Note or any related coupon, if such compliance is required by statute or by regulation of the United States Treasury Department as a pre-condition to relief or exemption from such tax, assessment or other governmental charge;

                    (g) any tax, assessment or other governmental charge imposed on interest received by (i) a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended (herein called the "Code"), and the regulations that may be promulgated thereunder) of the Company or (ii) a controlled foreign corporation within the meaning of the Code; or

                    (h)  any combination of items (a), (b), (c), (d), (e),
               (f) and (g);

          nor will additional amounts be paid with respect to any payment of principal of or interest on any such Note to any holder which is a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Note or any related coupon. Except as specifically provided in the Notes of this series (including this Permanent Global Note), the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority therein. Whenever in this Permanent Global Note there is mentioned, in any context, the payment of the principal of or interest on, or in respect of, a Note or any related coupon, such mention shall be deemed to include mention of the payment of additional amounts provided for herein or

                                          10





          therein to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions hereof or thereof and express mention of the payment of additional amounts (if applicable) in any provisions hereof or thereof shall not be construed as excluding additional amounts in those provisions where such express mention is not made. The term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust or a foreign partnership to the extent that one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.]

               [If the Permanent Global Note is to be deposited with a Common Depositary, insert -Notwithstanding the foregoing, if and so long as the certification, identification or other reporting requirement with respect to any and all Notes of this series (including this Permanent Global Note) referred to in the [________] paragraph on the reverse hereof would be fully satisfied by payment of a withholding tax, backup withholding tax or similar charge, the Company may elect to have the provisions of this paragraph apply in lieu of the provisions of such paragraph, which election may be stated in the Determination Notice (as defined in such [________] paragraph). In such event, the Company will pay as additional amounts with respect to any Note of this series (including this Permanent Global Note) that the Company determines is subject to such requirement such amounts as may be necessary so that every net payment made following the effective date of such requirement outside the United States by the Company or any of its paying agents of principal or interest due in respect of any Bearer Note of this series or any related coupon of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any paying agent or any governmental authority), after deduction or withholding for or on account of such withholding tax, backup withholding tax or similar charge (other than a withholding tax, backup withholding tax or similar charge which (a) would not be applicable to a payment made to a custodian, nominee or other agent of the beneficial owner or which can be satisfied by such a custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien (provided, however, in each case that payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any requirement referred to in this paragraph), (b) is applicable only to payment by a custodian, nominee or other agent of the beneficial owner to such beneficial owner, (c) would not be applicable to a payment made by any other paying agent of the Company in Western Europe, or (d) is imposed as a result of the presentation of such Bearer Note or coupon for payment on a date more than __ days after the date on which such

                                          11





          payment becomes due and payable or the date on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Bearer Note or coupon to be then due and payable.]

               Reference is hereby made to the further provisions of this Permanent Global Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

               Unless the certificate of authentication hereon has been duly executed by or on behalf of the Trustee manual signature, this Permanent Global Note shall not be entitled to any benefit under such Indenture, or be valid or obligatory for any purpose.








































                                          12





               IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed by manual or facsimile signature under its corporate seal or a facsimile thereof.

                                             NATIONSBANK CORPORATION,
          ATTEST:


          By: ______________________              By:
                                                  _________________________
              Secretary                                Chairman of the
                                                       Board


          [CORPORATE SEAL]

          Dated:

                            CERTIFICATE OF AUTHENTICATION

               This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                             BANKAMERICA NATIONAL TRUST
                                             COMPANY, as Trustee

                                             [By: ______________________,
                                                 as Authenticating Agent]


                                             By: ______________________
                                                 Authorized Signatory





















                                          13





                                [Reverse Side of Note]

               This Permanent Global Note is one of a duly authorized issue of Securities of the Company designated as its ____% Senior Notes, due ______ (herein called the "Notes"), limited in aggregate principal amount to $_________________, issued and to be issued under an Indenture dated as of January 1, 1995 (herein called the "Indenture") between the Company and BankAmerica National Trust Company (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the holders of the Notes and any coupons appertaining thereto, and the terms upon which the Notes are, and are to be, authenticated and delivered. [_________________________________________________ initially has been appointed Security Registrar, Authenticating Agent and Paying Agent in connection with the Notes.]

               [If the Permanent Global Note is to be deposited with a Common Depositary, insert - The Notes of this series of which this Permanent Global Note is a part are issuable as Bearer Notes, with interest coupons attached, in the denominations of $_______, and as Registered Notes, without coupons, in denominations of $__________ and any integral multiple in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Bearer Notes and Registered Notes of the series of which this Permanent Global Note is a part are exchangeable for a like aggregate principal amount of Registered Notes of this series and of like tenor of any authorized denominations, as requested by the holder surrendering the same, upon surrender of the Note or Notes to be exchanged, with all unmatured coupons and all matured coupons in default thereto appertaining, at any office or agency described below where Registered Notes of this series may be presented for registration of transfer; provided, however, that Bearer Notes surrendered in exchange for Registered Notes between a regular record date and the relevant interest payment date shall be surrendered without the coupon relating to such interest payment date. Registered Notes, including Registered Notes received in exchange for Bearer Notes, may not be exchanged for Bearer Notes.]

               [If the Permanent Global Note is to be deposited with a Common Depositary, insert -Title to Bearer Notes of the series of which this Permanent Global Note is a part and any related coupons shall pass by delivery.] As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Notes of the series of which this Permanent Global Note is a part may be registered in the Security Register of the Company, upon surrender of a Registered Note for registration of transfer at the principal corporate trust office of the Trustee or, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in

                                          14






          the Indenture) to rescind the designation of any such transfer agent, at the [main] offices of _________________________ in
          _________________________ and _________________________ in
          _________________________ or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the registered holder thereof or his attorney duly authorized in writing, and thereupon one or more new Registered Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               No service charge shall be made for any such registration of transfer or exchange of Notes as provided above, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               [If the Permanent Global Note is to be deposited with a Common Depositary, insert - The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of a Bearer Note of any series and any related coupon and,] Prior to due presentment of a Registered Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Note is registered, as the absolute owner thereof for all purposes, whether or not such Note [If the Permanent Global Note is to be deposited with a Common Depositary, insert - or such coupon] be overdue, and neither the Company, the Trustee or any such agent shall be affected by notice to the contrary.

               [Except as otherwise provided herein,] the Notes of this series (including this Permanent Global Note and the interests represented hereby) are not subject to redemption at the option of the Company or repayment at the option of the holder prior to maturity.5

               [The provisions of Article Fourteen of the Indenture do not apply to Notes of this series (including this Permanent Global Note and the interests represented hereby).]

               [If the Permanent Global Note is to be deposited with a Common Depositary, insert - The Notes of this series (including


               5 This form provides for Notes that are not subject to redemption at the option of the Company or repayment at the option of the holder. The form, as used, may be modified to provide, alternatively, for redemption at the option of the Company or repayment at the option of the holder, with the terms and conditions of such redemption or repayment, as the case may be, including provisions regarding sinking funds, if applicable, redemption prices and notice periods, set forth therein.

                                          15





          this Permanent Global Note and the interests represented hereby) may be redeemed, as a whole but not in part, at the option of the Company, at a redemption price equal to 100% of their principal amount, together with interest accrued to the date fixed for redemption, if, as a result of any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official position regarding the application or interpretation of such laws, regulations or ruling, which amendment or change is effective on or after _____________, 19__, the Company will become obligated to pay additional amounts (as described on the face thereof or hereof) on the next succeeding interest payment date; provided that such obligation to pay additional amounts cannot be avoided by the use of reasonable measures available to the Company; provided further, however, that in the opinion of the Company, which opinion shall be rendered in good faith, such measures need not be used if they have or will have a material adverse impact on the conduct of its business; provided further, however, that (a) no notice of such redemption may be given earlier than __ days prior to the earliest date on which the Company would be obligated to pay such additional amounts were a payment in respect of the Notes of this series (including this Permanent Global Note and the interests represented hereby) then due, and (b) at the time such notice is given, such obligation to pay such additional amounts remains in effect. Immediately prior to the giving of any notice of redemption as provided in this paragraph, the Company shall deliver to the Trustee a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and an Opinion of Counsel to such effect based on such statement of facts.]

               [If the Permanent Global Note is to be deposited with a Common Depositary, insert - In addition, if the Company determines that any payment made outside the United States and its possessions by the Company or any of its paying agents of the full amount of principal or interest due with respect to any Bearer Note of the series of which this Permanent Global Note is a part or any related coupon would, under any present or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, identification or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any paying agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Note or coupon who is a United States Alien (as defined herein) (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its paying agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by the custodian, nominee or other agent certifying that the

                                          16





          beneficial owner is a United States Alien, provided in each case referred to in clauses (a)(ii) and (b) that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement or (c) which would not be applicable to a payment made to any other paying agent in Western Europe), the Company at its election will either (x) redeem the Notes of this series (including this Permanent Global Note and the interests represented hereby), as a whole but not in part, at a redemption price equal to 100% of their principal amount, together with interest accrued to the date fixed for redemption, or (y) if and so long as the conditions of the [______] paragraph on the face of this Permanent Global Note are satisfied, pay the additional amounts specified in such paragraph. The Company will make such determination and election and notify the Trustee thereof as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided below (the "Determination Notice"), in each case stating the effective date of such certification, information, documentation or other reporting requirement, whether the Company will redeem the Notes (including this Permanent Global Note and the interests represented hereby), or will pay the additional amounts specified in such paragraph and (if applicable) the last date by which the redemption of the Notes (including this Permanent Global Note and the interests represented hereby), must take place. If the Company elects to redeem the Notes (including this Permanent Global Note and the interests represented hereby) such redemption shall take place on such date, not later than one year after publication of the Determination Notice, as the Company elects by notice to the Trustee at least __ days before such date, unless shorter notice is acceptable to the Trustee. Upon receipt of notice from the Company as to the date of redemption, the Trustee will cause notice thereof to be duly published in the manner provided below. Notwithstanding the foregoing, the Company will not so redeem the Notes (including this Permanent Global Note and the interests represented hereby) if the Company subsequently determines, not less than __ days prior to the date fixed for redemption, that subsequent payments on the Notes (including this Permanent Global Note and the interests represented hereby) would not be subject to any such requirement, in which case the Company will promptly notify the Trustee, which will promptly give notice of that determination in the manner provided below, and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay additional amounts, and as long as the Company is obligated to pay such additional amounts, the Company may subsequently redeem the Notes (including this Permanent Global Note and the interests represented hereby), at any time, as a whole but not in part, at a redemption price equal to 100% of their principal amount, together with interest accrued to the date fixed for redemption, including any additional amounts required to be paid but without reduction for applicable United States of America withholding taxes.]


                                          17





               [If the Permanent Global Note is to be deposited with a Common Depositary, insert - With respect to any redemption made pursuant to the terms of this Note, no payment in respect of the portion of the redemption price which represents accrued interest thereon shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.]

               [If the Permanent Global Note is to be deposited with a Common Depositary, insert -Notice of redemption will be given by publication in an Authorized Newspaper in The City of New York and, if the Notes of this series are then listed on [The International Stock Exchange of the United Kingdom and the Republic of Ireland, Limited] [the Luxembourg Stock Exchange] [or] any [other] stock exchange located outside the United States and such stock exchange shall so require, in [London] [Luxembourg] [or] in any [other] required city outside the United States or, if not practicable, elsewhere in Europe, [and by mail to holders of Registered Notes], not less than __ nor more than __ days prior to the dated fixed for redemption.]

               If an Event of Default (defined in the Indenture as (i) the Company's failure to pay principal of (or premium, if any, on) the Notes when due, or to pay interest on the Notes within thirty days after the same becomes due, (ii) the Company's breach of its other covenants contained in this Note or in the Indenture, which breach is not cured within ninety days after written notice by the Trustee or by the holders of at least 25% in outstanding principal amount of all Securities issued under the Indenture and affected thereby, and (iii) certain events involving the bankruptcy, insolvency or liquidation of the Company) shall occur with respect to the Notes, the principal of all the Notes (including this Permanent Global Note and the interests represented hereby) may be declared due and payable in the manner and with the effect provided in the Indenture.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes and any related coupons under the Indenture at any time by the Company with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding issued under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding issued under the Indenture and affected thereby, on behalf of the holders of all such Securities and any related coupons, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this

                                          18





          Permanent Global Note shall be conclusive and binding upon such holder and upon all future holders of this Permanent Global Note and the persons who are beneficial owners of interests represented hereby, and of any Note (including any permanent global Note) issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Permanent Global Note.

               No reference herein to the Indenture and no provision of this Permanent Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (including additional amounts, as described on the face hereof) on this Permanent Global Note at the times, places and rate, and in the coin or currency, herein prescribed.

               No recourse shall be had for the payment of the principal or the interest on this Permanent Global Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               The Notes of this series (including this Permanent Global
          Note) shall be dated the date of the original issuance of the first Note of such series to be issued.

               The Indenture, the Notes (including this Permanent Global
          Note) and any coupons appertaining thereto shall be governed by and construed in accordance with the laws of the State of New York.

               All terms used in this Permanent Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.














                                          19





                                                                 Schedule A

                                SCHEDULE OF EXCHANGES

                              Principal                     Notation made
                               Amount         Remaining      on behalf of
                            exchanged for     principal          the
                                 one            amount      [Trustee][Secu
                Date           or more        following          rity
              Exchange        definitive         such          Registrar]
                Made            Notes          exchange





                                          20
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